EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-35140, 33-77396, 333-43809, 333-83215, 333-34550, 333-33436, 333-72226, 333-100315, 333-106797, 333-109344, 333-110040) and Form S-8 (File Nos. 33-30595, 33-52574, 33-57004, 33-63321, 333-00431, 333-04679, 333-27673, 333-48454, 333-58384, 333-59718, 333-75304, 333-109986) of Cytogen Corporation of our report dated February 26, 2004, relating to the financial statements of PSMA Development Company LLC, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

New York, New York

March 10, 2004